NEWS

FOR RELEASE: September 3, 2003

Charter Announces Agreement to Sell Assets

Serving Approximately 235,000 Customers to Atlantic Broadband

ST. LOUIS - Charter Communications, Inc. (Nasdaq: CHTR) today announced the signing of a definitive agreement with Atlantic Broadband, LLC for the sale of various cable television systems serving approximately 235,000 customers in Florida, Pennsylvania, Maryland, Delaware, New York and West Virginia for approximately $765 million cash.

The systems being sold represent approximately 51,000 video customers in Miami Beach and approximately 184,000 video customers in Pennsylvania, Maryland, Delaware, New York and West Virginia. This includes approximately 79,000 digital and 33,000 high-speed data customers.

Charter President and CEO Carl Vogel said this asset sale represents a continuation of his company's previously announced strategy to divest of certain geographically non-strategic assets. "Proceeds from this cash sale will be used to repay bank debt and fund future capital expenditures," he said.

This transaction is subject to certain closing conditions, potential price adjustments and local regulatory review. Closing is expected in the first half of 2004.

Daniels & Associates represented Charter in this transaction.

Charter Communications, A Wired World Company (TM), is the nation's third largest broadband communications company. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital Cable (R) brand and high-speed Internet access marketed under the Charter Pipeline (R) brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks (R) brand. Advertising sales and production services are sold under the Charter Media (R) brand. More information about Charter can be found at www.charter.com

Atlantic Broadband Finance, LLC was formed by ABRY Partners, David J. Keefe and Edward T. Holleran, Jr. to acquire and operate upgraded cable television systems offering video and high-speed data services to residential and commercial customers. ABRY Partners is one of the oldest and largest private equity firms in North America investing exclusively in the media and communications industries, having completed over $7 billion of leveraged transactions and other private equity investments since 1989.

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CONTACTS:

Media Analysts

Deb Seidel Mary Jo Moehle

(314) 543-5703 (314) 543-2397

dseidel@chartercom.com mmoehle@chartercom.com

Cautionary Statement Regarding Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include, but are not limited to, our ability to satisfy applicable closing conditions and consummate the transactions described above, as well as our ability to attract sufficient interest in our remaining non-strategic assets to enable us to continue our divestiture program.

All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no obligation to update any of the forward looking statements after the date of this news release to conform these statements to actual results or to changes in our expectations.